AGREEMENT AND PLAN OF MERGER

                                   Among

                               AKORN, INC.,
                         AKORN MANUFACTURING, INC.

                                    and

                    PASADENA RESEARCH LABORATORIES, INC.



                                   DATED

                                May 7, 1996

                             TABLE OF CONTENTS


          SECTION 1
          THE MERGER....................................................  1
               1.1  Merger..............................................  1
               1.2  The Closing.........................................  1
               1.3  Filing of Certificate of Merger.....................  2
               1.4  The Effective Time; Effect of Merger................  2
               1.5  Directors and Officers; Articles of Incorporation...  2

          SECTION 2
          CONVERSION OF STOCK...........................................  3
               2.1  Conversion of Shares of PRL.........................  3
               2.2  Delivery and Exchange of Certificates...............  3

          SECTION 3
          REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND PRL....  3
               3.1  Ownership...........................................  4
               3.2  Pending Actions.....................................  4
               3.3  No Other Agreements.................................  4
               3.4  Restrictions on Resale; Investment Intent...........  4
               3.5  Information.........................................  5
               3.6  Organization; Qualification; Subsidiaries...........  5
               3.7  Capital Stock.......................................  6
               3.8  Corporate Authorization; Enforceability.............  6
               3.9  No Conflict.........................................  6
               3.10 Consents and Approvals..............................  7
               3.11 Financial Statements................................  7
               3.12 Agreements with Shareholders........................  7
               3.13 Absence of Certain Changes..........................  7
               3.14 Properties; Absence of Encumbrances.................  9
               3.15 Permits; Compliance with Laws....................... 10
               3.16 Material Contracts.................................. 10
               3.17 Litigation.......................................... 10
               3.18 Regulatory Matters.................................. 10
               3.19 Environmental Matters............................... 11
               3.20 ERISA and Related Matters........................... 11
               3.21 Taxes............................................... 13
               3.22 Transactions with Certain Persons................... 18
               3.23 Intellectual Properties............................. 18
               3.24 Insurance........................................... 18
               3.25 Labor Matters....................................... 18
               3.26 Bank Accounts; Powers of Attorney................... 18
               3.27 Minute Books and Stock Transfer Books............... 19
               3.28 Customers and Suppliers............................. 19
               3.29 Compensation Agreements............................. 19
               3.30 Conduct of Business................................. 19
               3.31 Residence........................................... 19
               3.32 Director and Officer Indemnification................ 19
               3.33 Documents and Written Materials..................... 19
               3.34 Effectiveness of Representations and Warranties..... 20
               3.35 Effectiveness of Representations and Warranties..... 20

          SECTION 4
          REPRESENTATIONS AND WARRANTIES OF AKORN....................... 20
               4.1  Organization........................................ 20
               4.2  Capitalization...................................... 20
               4.3  Authority; Enforceability........................... 20
               4.4  Consents and Approvals; Conflicts................... 21
               4.5  Akorn Stock......................................... 21
               4.6  Akorn Disclosure.................................... 21
               4.7  Litigation.......................................... 21
               4.8  Effectiveness of Representations and Warranties..... 21

          SECTION 5
          PRE-CLOSING COVENANTS......................................... 22
               5.1  Access to Properties and Records.................... 22
               5.2  Conduct of Business................................. 22
               5.3  Employment Agreements............................... 22
               5.4  Corporate Name...................................... 22
               5.5  Public Statements................................... 22
               5.7  No stock splits or dividends........................ 23
               5.8  Notification as to Representations.................. 23
               5.9  Akorn Disclosure Documents.......................... 23

          SECTION 6
          ADDITIONAL AGREEMENTS......................................... 23
               6.1  Legal Requirements to Merger........................ 23
               6.2  Further Assurances.................................. 23
               6.3  Expenses............................................ 24
               6.4  Confidentiality..................................... 24
               6.5  Termination  of  PRL Profit-Sharing and Retirement
                    Plan................................................ 24
               6.6  Piggy-Back Registration Rights...................... 24
               6.7  Furnished Documents................................. 25
               6.8  Tax Returns......................................... 25
               6.9  Personal Guarantees................................. 25
               6.10 Accumulated Adjustment Account Distribution......... 25
               6.11 Steris Rebate....................................... 26
               6.12 Extent of Personal Liability........................ 26
               6.13 Shareholder Indemnification......................... 26
               6.14 Termination of Shareholder's Agreement.............. 26

          SECTION 7
          CONDITIONS.................................................... 26
               7.1  Conditions to Each  Party's  Obligation  to Effect
                    the Merger.......................................... 26
               7.2  Conditions to Obligations of Akorn and AMI.......... 27
               7.3  Conditions to Obligations of PRL and Shareholders... 30

          SECTION 8
          TERMINATION AND AMENDMENT..................................... 31
               8.1  Termination......................................... 31
               8.2  Effect of Termination............................... 32
               8.3  Amendment........................................... 32
               8.4  Extension; Waiver................................... 32

          SECTION 9
          MISCELLANEOUS................................................. 32
               9.1  Survival   of   Representations,   Warranties  and
                    Agreements.......................................... 32
               9.2  Notices............................................. 32
               9.3  Headings; Gender.................................... 34
               9.4  Entire Agreement; No Third Party Beneficiaries...... 34
               9.5  Governing Law....................................... 34
               9.6  Assignment.......................................... 34
               9.7  Severability........................................ 34
               9.8  Counterparts........................................ 35
               9.9  Exhibits and Schedules; Section Numbers............. 35

                           INDEX OF SCHEDULES AND EXHIBITS


           Schedule 3  -  Disclosure Schedule
           Exhibit 1.2 -  Certificate of Merger
           Exhibit 5.3 -  Employment Agreements

                                INDEX OF DEFINED TERMS


          Defined Term                                 Location in Document

          "1996 AAA".....................................................25
          "1996 Tax Returns".............................................25
          "Act"     ......................................................5
          "Agreement".....................................................1
          "Akorn Disclosure Documents"....................................5
          "Akorn Stock"...................................................3
          "Akorn"   ......................................................1
          "AMI"     ......................................................1
          "Balance Sheet Date"............................................7
          "Balance Sheet."................................................7
          "Benefit Arrangement"..........................................11
          "Benjamin"......................................................1
          "Benjamin Trust"................................................1
          "California EPA"................................................9
          "California Law"................................................1
          "CBL Expense"..................................................26
          "Certificate of Merger".........................................2
          "Closing".......................................................1
          "Closing Date"..................................................1
          "Code"    ......................................................1
          "Company Personnel".............................................8
          "Conversion Rate"...............................................3
          "Conversion Shares."............................................3
          "Current Employment Agreements".................................7
          "DEA"     ......................................................9
          "Disclosure Schedule"...........................................3
          "Effective Time"................................................2
          "Employee Plan"................................................12
          "Encumbrance"...................................................6
          "EPA"     ......................................................9
          "ERISA"   .....................................................11
          "Faulding".....................................................28
          "FDA"     ......................................................9
          "Furnished Documents"..........................................19
          "Gencarella"....................................................1
          "Gencarella Trust"..............................................1
          "Governmental Entity"...........................................7
          "Guaranteed Obligations".......................................25
          "Illinois Act"..................................................1
          "Intellectual Property Rights".................................18
          "IRS"     .....................................................12
          "Judgments"....................................................10
          "Lease"   ......................................................9
          "Material Contract"............................................10
          "Merger"  ......................................................1
          "Multiemployer Plan"...........................................12
          "OSHA"    ......................................................9
          "Pasadena Research Laboratories, Inc.".........................22
          "Permitted Encumbrances"........................................9
          "Plan"    .....................................................24
          "PRL Financial Statements"......................................7
          "PRL Stock".....................................................3
          "PRL"     ......................................................1
          "Purchase Rights"..............................................20
          "Registrable Shares"...........................................24
          "Regulator"....................................................10
          "Returns" .....................................................14
          "Rule 144"......................................................4
          "Securities Act"................................................4
          "Shareholder Agreement".........................................4
          "Shareholder."..................................................1
          "Shareholders"..................................................1
          "Stock Purchase Plans".........................................20
          "Suits"   .....................................................10
          "Surviving Corporation".........................................1
          "Taxes"   .....................................................13
          "Title IV Plan"................................................12
          "Yankoff" ......................................................1
          "Yankoff Trust".................................................1

                             AGREEMENT AND PLAN OF MERGER

               This AGREEMENT AND PLAN OF MERGER, dated May 7, 1996 (the "Agreement"), is by and between, on the one hand, Akorn, Inc., a Louisiana corporation ("Akorn"), and its wholly owned subsidiary, Akorn Manufacturing, Inc., an Illinois corporation ("AMI"), and, on the other hand, Pasadena Research Laboratories, Inc., a California corporation ("PRL") and the following shareholders of PRL and their representatives: Floyd Benjamin ("Benjamin") as representative of The Benjamin Family Trust (the "Benjamin Trust"), Tom Yankoff ("Yankoff") as representative of The Yankoff Revocable Living Trust (the "Yankoff Trust") and David Gencarella ("Gencarella") as representative of The Gencarella Revocable Living Trust (the "Gencarella Trust"). Such Trusts and such representatives being referred to collectively herein as the "Shareholders" and sometimes being individually referred to as "Shareholder."


                                       RECITALS


               WHEREAS, the Board of Directors of PRL and the Boards of Directors of Akorn and AMI have determined it to be desirable and mutually advantageous to enter into a business combination to be effected by the merger of PRL into AMI on the terms and subject to the conditions set forth herein; and

               WHEREAS, the parties hereto intend that, for federal income tax purposes, the merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986 (the "Code"), as amended.

               NOW, THEREFORE,  in  consideration  of  the representations,
          warranties,  covenants  and  agreements  herein  contained,   the
          parties hereto agree as follows:


                                      SECTION 1
                                      THE MERGER

               1.1  Merger.   At  the Effective Time (as defined in Section
          1.4 below), in accordance with the terms and subject to conditions of this Agreement, the Illinois Business Corporation Act (the "Illinois Act") and the California General Corporation Law (the "California Law"), PRL shall merge with and into AMI (the "Merger"), the separate existence of PRL shall cease, and AMI shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation").

               1.2 The Closing. Unless this Agreement shall have been terminated pursuant to the provisions hereof and subject to satisfaction or waiver of the conditions specified in Section 7 hereof, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P. in New Orleans, Louisiana, commencing at 10:00 a.m. local time on or before June 30, 1996 (the "Closing Date"). If all conditions set forth in
          Section 7 hereof are satisfied or duly waived, at the Closing (a) the certificates, agreements and instruments specified in Section 7 shall be delivered, (b) the appropriate officers of PRL and AMI shall execute the certifications and acknowledgments attached as pages S-1 and S-2 to this Agreement and shall execute, deliver and acknowledge the Certificate of Merger in the form attached hereto as Exhibit 1.2 and in such other form as may be appropriate to comply with the California Law (collectively, the "Certificate of Merger") and (c) the parties shall take such further action as is required to consummate the transactions contemplated by this Agreement.

               1.3 Filing of Certificate of Merger. Immediately following its execution and acknowledgment, the Certificate of Merger shall be delivered, respectively, to the Secretary of State of Illinois and the Secretary of State of California for filing, and such certificate shall thereafter be recorded in the manner required by the Illinois Law and the California Law.

               1.4 The Effective Time; Effect of Merger. The Merger shall be effective upon the filing of the Certificate of Merger with the Secretary of State of California in accordance with the California Law, or at such other time and date as is provided in the Certificate of Merger pursuant to the mutual agreements of AMI and PRL (hereinafter referred to as the "Effective Time"). Upon the Effective Time and by virtue of the Merger, the Surviving Corporation shall possess all the rights, privileges and franchises possessed by PRL and the Surviving Corporation shall be responsible for all of the liabilities and obligations of PRL in the same manner as if the Surviving Corporation had itself incurred such liabilities or obligations, and the Merger shall have such other effects as may be specified in the applicable provisions of the Illinois Law.

               1.5 Directors and Officers; Articles of Incorporation. After the Effective Time and until their successors shall have been duly elected or appointed, the directors and officers of AMI will be the directors and officers of the Surviving Corporation; provided, however, that, subject to the execution and delivery of the employment agreements provided for in Section 5.3, effective as of the Effective Time (a) Benjamin shall be a director of the Surviving Corporation and of Akorn, to serve in each such position until the next annual meeting of shareholders of such corporations and until his successor shall have been elected, and
          (b) Benjamin shall be the President, Yankoff shall be Vice President of Sales and Marketing and Gencarella shall be Director of Business Development of the Surviving Corporation. The Articles of Incorporation and By-laws of AMI, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Corporation after the Effective Time until thereafter duly amended.


                                      SECTION 2
                                 CONVERSION OF STOCK

               2.1  Conversion of Shares of PRL.

                    2.1.1At the Effective Time, by reason of the Merger, all of the 94.50 shares of common stock, no par value per share, of PRL (the "PRL Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted into fully-paid and non-assessable shares of the common stock, no par value per share, of Akorn (the "Akorn Stock"), at a conversion rate (the "Conversion Rate") of 14,814.815 shares of Akorn Stock, rounded to the nearest whole share, for each share of PRL Stock. The shares of Akorn Stock into which the PRL Stock shall be converted by virtue of the Merger pursuant to this
          Section 2.1 are sometimes hereinafter referred to as the "Conversion Shares."

                    2.1.2As of the Effective Time, by virtue of the Merger, each share of common stock of PRL outstanding immediately prior to the Merger and any shares of capital stock of PRL held in treasury at the Effective Time shall be cancelled.

               2.2 Delivery and Exchange of Certificates. On the Closing Date, the Shareholders shall deliver to AMI all certificates representing shares of PRL Stock then outstanding. Upon such delivery, Akorn shall deliver to each Shareholder a certificate representing the shares of Akorn Stock into which such shares will be converted at the Effective Time, as provided in Section
          2.1. Until so delivered, each certificate which, before the Effective Time, represented shares of PRL Stock, shall be deemed for all purposes to represent the number of whole shares of Akorn Stock into which the shares of PRL Stock theretofore represented thereby shall have been converted. Akorn may, at its option, refuse to pay any dividend or other distribution, if any, payable after the Effective Time to the holders of shares of Akorn Stock to the holders of certificates evidencing undelivered shares of PRL Stock. Whether or not a stock certificate representing PRL Stock is delivered as provided herein, from and after the Closing Date, such certificate shall under no circumstances evidence, represent or otherwise constitute any stock or interest in PRL or any person, firm or corporation other than Akorn.


                                      SECTION 3
              REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND PRL

               Except as set forth in the Disclosure Schedule attached hereto as Schedule 3 (the "Disclosure Schedule"), (a) each Shareholder, with respect to matters relating to itself and to its PRL Stock, represents and warrants to and agrees with Akorn and AMI as set forth as follows in Sections 3.1 through 3.5 and
          (b) each Shareholder and PRL, acting jointly, severally and in solido (i.e., the Louisiana term for jointly and severally) represent and warrant to and agree with Akorn and AMI as follows with respect to the matters set forth in Sections 3.6 through 3.35:
               3.1 Ownership. Each Shareholder is, and at the Effective Time will be, the record and beneficial owner of the number of shares of PRL Stock, which are represented by the certificates bearing the numbers, shown opposite its name in the Disclosure Schedule. Each Shareholder has and at the Effective Time will have good and marketable title to all such shares and the absolute right to deliver such shares in accordance with the terms hereof, free and clear of all liens, pledges and encumbrances of any kind. Each Shareholder has the power, authority and capacity necessary to approve the Merger, execute and deliver this Agreement and perform its obligations under this Agreement.

               3.2 Pending Actions. As of the date hereof there are, and at the Effective Time there will be, no actions, suits or proceedings pending or threatened involving the ownership by any Shareholder of its shares of PRL Stock or its ability to approve the Merger pursuant to this Agreement.

               3.3 No Other Agreements. Except for this Agreement, there are no contracts, agreements, arrangements or understandings between any Shareholder and Akorn or AMI relating to PRL or the transactions contemplated by this Agreement. Except as set forth in the Disclosure Schedule, no Shareholder is a party to any agreement with respect to the voting, sale or transfer of any of the PRL Stock or the issuance of any additional shares of PRL capital stock or the redemption of any such stock (a "Shareholder Agreement"). The Shareholders have furnished to Akorn a copy of each currently effective Shareholder Agreement.

               3.4  Restrictions on Resale; Investment Intent.

                    3.4.1Each Shareholder is acquiring the Akorn Stock to be received by it in connection with the Merger for investment for its own account and has no present intention of reselling or otherwise distributing or participating in a distribution of such stock. Each Shareholder understands that the shares of Akorn Stock to be issued in the Merger will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), that such shares will be "restricted securities" as that term is defined in Rule 144 ("Rule 144") promulgated by the Securities and Exchange Commission under the Securities Act, and that the Shareholder cannot transfer any of such shares unless they are subsequently registered under the Securities Act and under any applicable state securities law or are transferred in a transfer that, in the opinion of counsel satisfactory to Akorn, is exempt from such registration. Each Shareholder further understands that Akorn is not obligated by this Agreement to register such shares under the Securities Act or under any such state laws and that Akorn will, as a condition to the transfer of any such shares, require that the request for transfer be accompanied by an opinion of counsel, in form and substance satisfactory to Akorn, to the effect that the proposed transfer does not result in a violation of the Securities Act or any applicable state securities law, unless such transfer is covered by an effective registration statement. Each Shareholder understands that such shares of Akorn Stock may not be sold publicly in reliance on the exemption from registration under the Securities Act afforded by Rule 144 unless and until the minimum holding period (currently two years) and other requirements of Rule 144 have been satisfied.

                    3.4.2Each Shareholder has been represented by competent and experienced legal counsel in connection with the negotiation and execution of this Agreement, has been granted the opportunity to make a thorough investigation of and to obtain information with respect to the affairs of Akorn and its acquisition of Akorn Stock, and has availed itself of such opportunity either directly or through its legal counsel and other authorized representatives. Each Shareholder acknowledges that it has received from Akorn and has reviewed with its representatives a copy of each of the following documents (the "Akorn Disclosure Documents"): (a) Akorn's annual report to the SEC on Form 10-K for the fiscal year ended June 30, 1995, (b) Akorn's Annual Report to Shareholders for its fiscal year ended June 30, 1995;
          (c) Notice of Annual Meeting of Shareholders of Akorn held October 28, 1995 and the related Proxy Statement dated September 18, 1995; and (d) Akorn's quarterly report to the SEC on Form 10-Q for the quarters ended September 30, 1995 and December 31, 1995.

                    3.4.3Each Shareholder has been advised that the shares of Akorn Stock issued hereunder have not been and are not being registered under the Securities Act and that Akorn in issuing such shares is relying upon, among other things, the representations and warranties of the Shareholders contained in this Section in concluding that such issuance does not require compliance with the registration provisions of the Securities Act.

                    3.4.4Each Shareholder understands and agrees that all certificates evidencing the shares of Akorn Stock issued hereunder will bear restrictive legends in substantially the following form:

                         The  securities represented by this
                         certificate     have    not    been
                         registered under the Securities Act
                         of 1933, as amended (the "Act"), or
                         any applicable state  law,  and may
                         not    be    transferred    without
                         registration under the Act and  any
                         such  state  law  or  an opinion of
                         counsel    satisfactory   to    the
                         corporation  that  registration  is
                         not required.

               3.5 Information. The Shareholder acknowledges that (a) it has received and has reviewed to its satisfaction this Agreement, the Akorn Disclosure Documents, the PRL Financial Statements referred to in Section 3.11 and such additional material information with respect to the Merger, if any, as it has requested and (b) such information is sufficient for him to determine objectively whether to approve the Merger and enter into this Agreement.

               3.6  Organization;  Qualification;  Subsidiaries.  PRL is  a
          corporation duly organized, validly existing and in good standing under the laws of the State of California, having all requisite corporate power and authority to own its property and to carry on its business as it is now being conducted. PRL is not qualified to do business as a foreign corporation in any other jurisdiction. PRL's non-qualification to do business as a foreign corporation in any jurisdiction has not had any material adverse effect with respect to PRL, its assets, business or financial condition and does not adversely affect PRL's ability to enforce any right that is material to PRL. PRL has no subsidiaries or equity interests in any other entity.

               3.7 Capital Stock. The authorized capital stock of PRL consists of 100,000 shares of common capital stock, no par value per share, of which 94.5 shares are issued and outstanding and none are held in its treasury. All issued and outstanding shares of capital stock of PRL have been duly authorized and are validly issued, fully paid and non-assessable. There are no outstanding stock options or other rights to acquire any shares of the capital stock of PRL or any security convertible into such shares and PRL has no obligation or other commitment to issue, sell or deliver any of the foregoing or any shares of its capital stock. All shares of capital stock issued by PRL have been issued in compliance with all legal requirements and without violation of any pre-emptive or similar rights. Other than those shares of capital stock listed in the Disclosure Schedule, there are no shares of PRL capital stock issued or outstanding.

               3.8 Corporate Authorization; Enforceability. The Benjamin Trust, the Gencarella Trust and the Yankoff Trust constitute the holders of all of the outstanding shares of capital stock of PRL and Benjamin, Gencarella and Yankoff constitute all of the directors of PRL. Execution of this Agreement by Benjamin, Gencarella and Yankoff constitutes their written unanimous consent as representatives of the shareholders and as directors of PRL to the Merger and to the execution, delivery and performance by PRL of this Agreement. No further vote or consent of shareholders or directors of PRL and no further corporate acts or other corporate proceedings are required of PRL for the due and valid authorization, execution, delivery and performance of this Agreement and the Certificate of Merger and the consummation of the Merger. Subject to such filings as are required by law, this Agreement and the Certificate of Merger are legal, valid and binding obligations of PRL and are enforceable against PRL in accordance with their terms, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles.

               3.9  No  Conflict.   Except  as  set forth in the Disclosure
          Schedule, neither the execution and the delivery of this Agreement by PRL, nor the consummation of the transactions contemplated hereby do or will (a) violate, conflict with, or result in a breach of any provisions of, (b) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (c) result in the termination of or accelerate the performance required by, (d) result in the creation of any lien, security interest, charge, claim, mortgage or encumbrance (collectively referred to hereafter as "Encumbrance") upon any of its properties or assets under any of the terms, conditions or provisions of its Articles of Incorporation or By-laws or any material note, bond, mortgage, indenture, deed of trust, lease, license, loan agreement or other instrument or obligation to or by which it or any of its assets is bound, or (e) violate any order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to it or any of its assets, except for any such conflict, breach, termination, acceleration, default or Encumbrance which would not have a material adverse effect on (i) the business, assets or financial condition of PRL or (ii) PRL's ability to consummate any of the transactions contemplated hereby.

               3.10 Consents and Approvals. Except as set forth on the Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any federal, state, local or foreign court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by PRL of this Agreement or the consummation by PRL of the transactions contemplated hereby.

               3.11 Financial Statements. The "PRL Financial Statements" are, collectively, the balance sheet as of December 31, 1995 and related statements of income, stockholders' equity and cash flows of PRL for the year then ended. The Disclosure Schedule contains true and complete copies of the PRL Financial Statements. PRL knows of no facts the existence of which would require material modification to the PRL Financial Statements in order for them to be prepared in accordance with generally accepted accounting principles. The PRL Financial Statements do not contain any items of a special, extraordinary or nonrecurring nature, except as expressly noted in such statements and except as disclosed in the Disclosure Schedule. The balance sheet of PRL as of December 31, 1995 (the "Balance Sheet Date") is referred to herein as the "Balance Sheet."

               3.12 Agreements with Shareholders. The Disclosure Schedule discloses and describes all agreements between PRL and any of the Shareholders, including, without limitation, any agreement pursuant to which any Shareholder is employed by or performs services for PRL (the "Current Employment Agreements"). PRL and each of Benjamin, Gencarella and Yankoff is in compliance in all material respects with the provisions of each Current Employment Agreement. Except as provided in the Current Employment Agreements or as otherwise disclosed in the Disclosure Schedule, PRL has no obligations for the payment of money to any of and no Shareholder has any obligations for the payment of money to PRL.

               3.13 Absence of Certain Changes. Since the Balance Sheet Date there has been no event or condition of any character that has had, or can reasonably be expected to have, a material adverse effect on the financial condition, results of operations, cash flow, business or prospects of PRL. Except as specifically disclosed in the PRL Financial Statements or the Disclosure Schedule or as contemplated herein, PRL has not since the Balance Sheet Date:

                    3.13.1 made any material change in the conduct of its business and operations or failed to operate its business so as to preserve its business organization intact and to preserve the good will of its customers, suppliers and others with whom it has significant business relations;

                    3.13.2 entered into any agreement or transaction not in the ordinary course of business;

                    3.13.3    experienced  any material adverse  change  in
          its   financial  condition,  assets,  business,   operations   or
          prospects;

                    3.13.4 incurred any obligation or liability, absolute or contingent, except trade or business obligations incurred in the ordinary course of business or sales, income, franchise, or ad valorem taxes accruing or becoming payable in the ordinary course of business;

                    3.13.5 declared or paid any dividend or other distribution with respect to any of its capital stock, other than the distributions described in Section 6.10, or purchased any of its capital stock;

                    3.13.6 acquired or disposed of any assets material to its business or operations;

                    3.13.7    subjected   any   of   its  assets   to   any
          Encumbrance other than Permitted Encumbrances (as defined in Section 3.14 below);

                    3.13.8    increased the rate of compensation (including
          bonuses,  contingent  severance   payments,   retirement,  profit
          sharing, benefit or similar payments) payable or to become payable to any of its officers, directors or employees (collectively "Company Personnel");

                    3.13.9    adopted   any   employee   welfare,  pension,
          retirement, profit sharing or similar plan or made any material addition to or modification of existing plans;

                    3.13.10   experienced   any   labor   trouble   or  any
          controversy   or   unsettled   grievance  involving  any  Company
          Personnel;

                    3.13.11   terminated  or   received   notice   of   the
          termination of any contract, commitment or transaction that is material to it, or waived any right of material value to it;

                    3.13.12 made any material change in any accounting principle, procedure or practice followed by it;

                    3.13.13 issued any stock or merged or consolidated with any other business or agreed to do so;

                    3.13.14 made any capital expenditure or entered into any lease involving payments in excess of $25,000;

                    3.13.15 borrowed any money or guaranteed or assumed any indebtedness of others;

                    3.13.16   suffered  any  extraordinary  losses  or  any
          material damage, destruction or casualty with respect to its assets, or experienced any events, conditions, losses or casualties which have resulted in or might result in claims under its insurance policies of an aggregate of $25,000 or more;

                    3.13.17   loaned any money to any person or entity;

                    3.13.18   experienced   any  loss  of  service  of  any
          Company Personnel, material to the conduct of its business;

                    3.13.19 defaulted under any note, loan, mortgage, guarantee or other instrument of indebtedness or any material contractual obligation.

                    3.13.20 received any notification, warning or inquiry from or given any notification to or had any communication with any Governmental Entity, including without limitation the United States Food and Drug Administration (the "FDA"), the United States Drug Enforcement Administration ("DEA"), the United States Environmental Protection Agency ("EPA"), California Environmental Protection Agency ("California EPA"), the California Board of Pharmacy, the California Food and Drug Administration or the United States Occupational Safety and Health Administration ("OSHA") with respect to any proposed remedial action or any violation or alleged or possible violation of any law, rule, regulation or order relating to or affecting its business, nor are any facts known to PRL that may reasonably be expected to give rise to any such notification, warning or inquiry;

                    3.13.21 transferred any asset, right or interest to, or entered into any transaction with any Shareholder or any affiliate of any Shareholder;

                    3.13.22 amended its Articles of Incorporation or Bylaws;

                    3.13.23 received notice or had knowledge or reason to believe that any substantial customer or supplier of PRL has terminated or intends to terminate its relationship with PRL;

                    3.13.24 waived any right in connection with any aspect of its business having a material effect on the business of PRL as a whole; or

                    3.13.25 made any agreement or commitment to do any of the foregoing.

               3.14 Properties; Absence of Encumbrances.

                         (a) PRL has good title to all material properties and assets reflected on the Balance Sheet, free and clear of any Encumbrances, except those Encumbrances shown on the Disclosure Schedule (the "Permitted Encumbrances").

                         (b) The Disclosure Schedule sets forth a complete and correct list of all leases of real property to which PRL is a party (a "Lease"), all of which are valid and enforceable and in full force and effect. Complete and correct copies of each Lease have been furnished to Akorn. PRL is in full compliance with and has not received a notice of default under any Lease and PRL is not involved in any dispute under any Lease, the effect of which would have a material adverse effect on the business, assets or financial condition of PRL.

                         (c) PRL does not own, and has never owned, any real property other than as described in the Disclosure Schedule.

               3.15 Permits; Compliance with Laws. To the best knowledge of each of the Shareholders PRL (a) has all necessary permits, licenses and governmental authorizations required for the lease, ownership, occupancy or operation of its properties and assets and the carrying on of its business, and (b) has conducted its business in substantial compliance with and is in substantial compliance with all applicable laws, regulations, orders, permits, judgments, ordinances or decrees of any Governmental Entity.

               3.16 Material Contracts. The Disclosure Schedule lists and describes each agreement, lease, contract or other document to which PRL is a party, which (a) requires PRL or the other party to such contract to keep any information confidential or (b) involves payment by or to PRL of any amount in excess of or delivery by PRL of goods or services having a value exceeding $10,000 per annum (a "Material Contract"). A complete and correct copy of each Material Contract has been furnished to or made available to Akorn. Each Material Contract is valid, binding and enforceable, except to the extent that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by equitable principles. Except as set forth in the Disclosure Schedule, PRL and each other party to each Material Contract are in compliance in all material respects with the provisions of such Material Contract.

               3.17 Litigation. Except as disclosed on the Disclosure Schedule, (a) there are no outstanding orders, writs, judgments, injunctions, awards or decrees of any Governmental Entity ("Judgments") against or involving PRL; (b) there are no actions, suits, investigations, labor disputes or proceedings (collectively, "Suits"), pending or threatened against PRL which if decided adversely to PRL, in one case or in the aggregate, would have a material adverse effect on the business, assets or financial condition of PRL and; (c) to the best knowledge of each of the Shareholders there have been no events and there are no facts or circumstances that could result in any matters of the types described in the preceding clauses (a) and (b). PRL has delivered or made available complete copies of all pleadings related to the Judgments or Suits disclosed on the Disclosure Schedule.

               3.18 Regulatory Matters.  PRL has provided Akorn with access to (a) correct and complete copies of all communications (including, but not limited to, notes and memoranda of oral communications, if any) between PRL or any of its representatives and the FDA, the DEA, the California EPA, the California Board of Pharmacy, the California Food and Drug Administration, and any other Governmental Entity that administers laws similar to those administered by any such agency ("Regulator") that has occurred during the 36-month period preceding the date of this Agreement and (b) all of the following information that is related to PRL's business or to any product distributed by PRL and that is in PRL's possession or maintained on PRL's behalf by others: all information relating to inspections of any premises by a Regulator; all facilities master files; all standard operating procedures; all plant and equipment validation records; all formulations, stability data and batch records; all books, records, information and data related to any products that have been distributed by PRL during the 36-month period preceding the date of this Agreement; all other written information, data, records and materials (including, but not limited to, notes and memoranda of oral communications, if any) relating to or used or useful in complying with laws, regulations, orders, procedures, standards or processes administered, adopted, issued or required by any Regulator.

               3.19 Environmental Matters.  To the  best  knowledge of each of the Shareholders, (a) PRL is not in violation of any applicable laws or regulations relating to the environment and PRL is not a party to any proposed removal, remedy or remedial action nor has PRL received any material claim for compensation in connection with the foregoing matters contemplated by this sentence and (b) no Governmental Entity or third party has claimed that PRL is in material violation of any environmental permit, law or regulation. PRL has not received any notice that any investigation, administrative order, consent order and agreement, removal or remedial action, litigation or settlement with respect to any environmental permit, law or regulation is proposed, threatened, anticipated or in existence with respect to any of PRL's leased or owned properties. The properties currently and previously leased or owned by PRL are not and to the best knowledge of each of the Shareholders, have never been on or associated with any "national priorities" list or any equivalent state list or any federal or state "superlien" list. PRL has not received any notice of any complaint from any person relating to respiratory or other health problems or property damage attributable to any property currently or previously leased or owned by PRL. To the best knowledge of each of the Shareholders, the execution and delivery of this Agreement and the effectuation of the Merger and other transactions contemplated hereby are not subject to the consent, review or approval of, and do not and will not require any disclosure to or filings with, any Governmental Entity having power under or with respect to environmental laws.

               3.20 ERISA and Related Matters.

                    3.20.1Definitions:

                         (a) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                         (b) "Benefit Arrangement" means any employment, severance or similar contract, or any other contract, plan, policy or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangement), health or medical benefits, disability benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) that (A) is subject to any provision of ERISA, (B) is maintained, administered or contributed to by the employer and (C) covers any employee or former employee of the employer.

                         (c) "Employee Plan" means a plan or arrangement as defined in Section 3(3) of ERISA, that (A) is subject to any provision of ERISA, (B) is maintained, administered or contributed to by the employer and (C) covers any employee or former employee of the employer.

                         (d)  "Multiemployer   Plan"   means   a  plan   or
          arrangement as defined in Section 4001(a)(3) and 3(37) of ERISA.

                         (e) "Title IV Plan" means an Employee Plan, other than any Multiemployer Plan, subject to Title IV of ERISA.

                         The Disclosure Schedule lists each Employee Plan that PRL maintains, administers, contributes to, or has any contingent liability with respect thereto. PRL has provided a true and complete copy of each such Plan, current summary plan description, (and, if applicable, related trust documents) and all amendments thereto and written interpretations thereof together with (i) all annual reports, if any, that have been prepared in connection with each such Employee Plan; (ii) all material communications received from or sent to the Internal Revenue Service ("IRS") or the Department of Labor within the last two years (including a written description of any oral communications); and (iii) the most recent IRS determination letter with respect to each Employee Plan and the most recent application for a determination letter.

                    3.20.2 The Disclosure Schedule identifies each Benefit Arrangement that PRL maintains, or administers. Except as set forth in the Disclosure Schedule, PRL has made all contributions to and has no contingent liability with respect to any of its Benefit Arrangements. PRL has furnished to Akorn copies or descriptions of each Benefit Arrangement. To the knowledge of each of the Shareholders, each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

                    3.20.3 Benefits under any Employee Plan or Benefit Arrangement are as represented in said documents and have not been increased or modified (whether written or not written)
          subsequent to the dates of such documents. PRL has not communicated to any employee or former employee any intention or commitment to modify any Employee Plan or Benefit Arrangement or to establish or implement any other employee or retiree benefit or compensation arrangement.

                    3.20.4 PRL does not maintain, administer, or become obligated to contribute to or have any contingent liability with respect to any Multiemployer Plan or any Title IV Plan.

                    3.20.5 Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and, to the best knowledge of each of the Shareholders, no event has occurred since such adoption that would adversely affect such qualification and each trust created in connection with each such Employee Plan forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. To the best knowledge of each of the Shareholders, each Employee Plan has been maintained and administered in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

                    3.20.6 To the best knowledge of each of the Shareholders, full payment has been made of all amounts which PRL is or has been required to have paid as contributions to any Employee Plan or Benefit Arrangement under applicable law or under the terms of any such plan or any arrangement.

                    3.20.7 To the best knowledge of each of the Shareholders, neither PRL nor any of its shareholders, directors, officers or employers has engaged in any transaction with respect to an Employee Plan that could subject PRL to a tax, penalty or liability for a prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code. None of the assets of any Employee Plan are invested in employer securities.

                    3.20.8 To the best knowledge of each of the Shareholders, PRL has no current or projected liability in respect of post-retirement or post-employment welfare benefits for retired, current or former employees. No health, medical, death or survivor benefits have been provided under any Benefit Arrangement to any person who is not an employee or former employee of PRL or a dependent thereof.

                    3.20.9 Except as disclosed in the Disclosure Schedule, there is no litigation, administrative or arbitration proceeding or other dispute pending or threatened that involves any Employee Plan or Benefit Arrangement which could reasonably be expected to result in a liability to PRL, any employees or directors of PRL, or any fiduciary (as defined in ERISA Section 3(21)) of such Employee Plan or Benefit Arrangement.

                    3.20.10 No employee or former employee of PRL will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of compensation, an award, vesting or exercise of an incentive award) or any fee or payment of any kind solely as a result of any of the transactions contemplated hereby.

                    3.20.11 PRL is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (i.e., a golden parachute).

               3.21 Taxes.

                    3.21.1(a) For purposes of this Agreement the term "Taxes" shall mean all taxes, however denominated or described, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes, payroll or employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which PRL is required to pay, withhold or collect.

                         (b) For the purpose of this Agreement, the term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

                    3.21.2    Except   as   disclosed  in  the   Disclosure
          Schedule:

                         (a)  PRL  and  the  Shareholders   have  made  all
          elections necessary for PRL to be treated as a qualified small business corporation under Code Section 1361(a)(1).

                         (b) Neither PRL nor the Shareholders have taken, or will take prior to the Effective Time, any action that will terminate PRL's treatment as a small business corporation under the Code.

                         (c) All Returns required to be filed by or on behalf of PRL have been duly filed on a timely basis and such Returns (including all attached statements and schedules) are true, complete and correct. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by PRL with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the Effective Date.

                         (d) PRL has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes), and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

                         (e) There are no liens on any of the assets of PRL with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established.

                         (f) PRL has furnished or made available to Akorn or AMI true and complete copies of: (i) all federal and state income and franchise tax returns of PRL for all periods beginning on or after January 1, 1993, and (ii) all tax audit reports, work papers statements of deficiencies, closing or other agreements received by PRL or on its behalf relating to Taxes.

                    3.21.3    Except   as   disclosed   on  the  Disclosure
          Schedule or in documents provided to or made available to Akorn or AMI:

                         (a) The Returns of PRL have never been audited by a governmental or taxing authority, nor is any such audit in process, pending or threatened (formally or informally).

                         (b) No deficiencies exist or have been asserted (either formally or informally) or are expected to be asserted with respect to Taxes of PRL, and no notice (either formally or informally) has been received by PRL that it has not filed a Return or paid Taxes required to be filed or paid by it.

                         (c) PRL is not a party to any pending action or proceeding for assessment or collection of Taxes, nor has such action or proceeding been asserted or threatened (either formally or informally) against it or any of its assets.

                         (d) Except as reflected in the Returns or as disclosed on the Disclosure Schedule, no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of PRL.

                         (e) No action has been taken that would have the effect of deferring any liability for Taxes for PRL from any period prior to the Effective Date to any period after the Effective Date.

                         (f) There are no requests for rulings, subpoenas or requests for information pending with respect to PRL.

                         (g) No power of attorney has been granted by PRL, with respect to any matter relating to Taxes.

                         (h) The amount of liability for unpaid Taxes of PRL for all periods ending on or before the Effective Date will not, in the aggregate, exceed the amount of the current liability accruals for Taxes, as such accruals are reflected on the balance sheet of PRL as of the Closing Date.

                    3.21.4    Except   as   disclosed   on  the  Disclosure
          Schedule, or as described in documents furnished to or made available to Akorn or AMI:

                         (a) PRL has not made an election, and is not required to treat any asset as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of section 168 of the Code.

                         (b)  PRL   has   not   issued   or   assumed   any
          indebtedness that is subject to section 279(b) of the Code.

                         (c) PRL has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to
          Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

                         (d) No election has been made under Section 338 of the Code with respect to PRL and no action has been taken that would result in any income tax liability to PRL as a result of deemed election within the meaning of Section 338 of the Code.

                         (e) No consent under Section 341(f) of the Code has been filed with respect to PRL.

                         (f) PRL has not agreed, nor is it required to make, any adjustment under Code Section 481(a) by reason of change in accounting method or otherwise.

                         (g) PRL has not disposed of any property that has been accounted for under the installment method.

                         (h) PRL is not a party to any interest rate swap, currency swap or similar transaction.

                         (i) PRL is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and Akorn is not required to withhold tax on the acquisition of the stock of PRL.

                         (j) PRL has not participated in any international boycott as defined in Code Section 999.

                         (k) PRL is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes.

                         (l)  PRL  has  not  made  any  of   the  foregoing
          elections and is not required to apply any of the foregoing rules under any comparable state or local income tax provisions.

                         (m) PRL does not have and has never had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

                         (n) The transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law.
                    3.21.5 Set forth in the Disclosure Schedule or in documents furnished or made available to Akorn or AMI is accurate and complete information with respect to each of the following for all tax periods beginning January 1, 1993:

                         (a) All material tax elections in effect with respect to PRL;

                         (b)  The current tax basis of the assets of PRL;

                         (c) The current and accumulated earnings and profits of PRL;

                         (d) The net operating losses of PRL by taxable year;

                         (e)  The net capital losses of PRL;

                         (f)  The tax credit carry overs of PRL; and

                         (g)  The  overall  foreign  losses  of  PRL  under
                              section 904(f) of the Code that is subject to recapture.

                    3.21.6(a) The Shareholders and PRL have not taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of section 368(a) of the Code.

                         (b) There is no plan or intention by any Shareholder to sell, exchange or otherwise dispose of a number of shares of Akorn Stock to be received in the Merger that would reduce the Shareholder's ownership of Akorn Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the PRL Stock (including shares of PRL Stock exchanged for cash in lieu of fractional shares of Akorn Stock) outstanding immediately prior to the Effective Time.

                         (c) Immediately following the Effective Time, AMI will hold at least 90 percent of the fair market value of the net assets of PRL and at least 70 percent of the fair market value of the gross assets of PRL held immediately prior thereto. For purposes of this representation, amounts used by PRL to pay Merger expenses and all redemptions and distributions made by PRL will be included as assets of PRL immediately prior to the Merger.

                         (d) The Shareholders and PRL will each pay their respective expenses, if any, incurred in connection with the Merger.

                         (e)  There  is   no   intercorporate  indebtedness
          existing between PRL and Akorn or between PRL and AMI that was issued, acquired or will be settled at a discount.

                         (f) PRL is not an investment company as defined in Section 368(a)(3)(A) of the Code.
               3.22 Transactions with Certain Persons. Except for employment relationships in the ordinary course of business and except as set forth in the Disclosure Schedule, no Company Personnel or any member of any such person's family is presently a party to any transaction with PRL involving payments in excess of $10,000 per annum, including without limitation any contract, agreement or other arrangement providing for the furnishing of services by or the rental of real or personal property from any such person or from any corporation, partnership, trust or other entity in which any such person has more than one percent equity interest or is an officer, director, trustee or general partner.

               3.23 Intellectual Properties.  The Disclosure Schedule lists all patents, trademarks, trade names, service marks, copyrights or other intellectual property rights, or any pending applications for any of the foregoing (collectively "Intellectual Property Rights"), used in PRL's business, identifying those owned by PRL and those owned by others. In the operation of its business as presently conducted, PRL is not in conflict with and does not infringe any Intellectual Property Rights of others. PRL is not a party to any agreement relating to any Intellectual Property Rights, whether owned by PRL or others, and no person has a right to receive any royalty with respect to any Intellectual Property Rights used by PRL in its business.

               3.24 Insurance. Akorn has been provided access to all insurance policies or binders which relate to PRL's business. To the best knowledge of each of the Shareholders, all premiums due under such policies and binders have been paid or accrued for on the Balance Sheet and all such policies and binders are in full force and effect. No notice of cancellation or nonrenewal of any such policy or binder has been received by PRL. No notice of disallowance of any claim under any insurance policy or binder, whether or not currently in effect, has been received by PRL. To the best knowledge of each of the Shareholders, PRL has no liability for or exposure to any premium expense for expired policies. To the best knowledge of each of the Shareholders, there are no current claims by PRL under any such policy or binder nor are there any insured losses for which claims have not been made. PRL owns no life insurance policies and does not maintain products liability insurance.

               3.25 Labor  Matters.   There  are  no  agreements  with,  or
          pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for any of PRL's employees. No such petitions have been pending at any time within two years of the date of this Agreement and to the best knowledge of each of the Shareholders, there has not been any organizing effort by any union or other group seeking to represent any employees of PRL as their exclusive bargaining agent at any time within two years of the date of this Agreement. There are no labor strikes, work stoppages or other labor troubles, other than routine grievance matters, now pending or threatened against PRL, nor have there been any such labor strikes, work stoppages or other labor troubles, other than routine grievance matters, with respect to the business of PRL at any time within two years of the date of this Agreement.

               3.26 Bank Accounts; Powers of Attorney. The Disclosure Schedule sets forth with respect to each bank account or cash account maintained at any brokerage or other financial firm, the name of the institution at which such account is maintained, the number of the account, and the names of the individuals having authority to withdraw funds from such account. PRL has no letter of credit or powers of attorney outstanding.

               3.27 Minute Books and Stock Transfer Books. The minute books and stock transfer books of PRL are correct, complete and current in all material respects and have been made available to Akorn.

               3.28 Customers and Suppliers. The Disclosure Schedule sets forth a list of (a) all customers of PRL during the period commencing January 1, 1995, and ending on the Balance Sheet Date which accounted for 10% or more of the revenues of PRL during such period and (b) the ten largest suppliers to PRL in terms of dollars invoiced. Except as disclosed on the Disclosure Schedule, none of such customers or suppliers has provided written notice to PRL of its intention to terminate its relationship with PRL or to reduce substantially the amount of business that it provides to PRL. To the best knowledge of each of the Shareholders, none of such customers or suppliers intends to terminate or to change significantly its relationship with PRL on or after the Closing Date.

               3.29 Compensation Agreements. The Disclosure Schedule lists all written employment, commission, bonus or other compensation and consulting agreements to which PRL is a party. Except as set forth on the Disclosure Schedule, PRL is not a party to any written or oral employment, commission, bonus or other compensation or consulting agreement which PRL may not terminate without any payment or penalty, at will, with or without cause, except to the extent that employment at will may be limited by applicable law. Except as set forth in the Disclosure Section, PRL is not in breach of any such agreement.

               3.30 Conduct of Business. To the best knowledge of each of the Shareholders, upon consummation of the Merger in accordance with the terms hereof, the Surviving Corporation will be entitled to conduct, in all material respects, the business of PRL as it is now being conducted.

               3.31 Residence. Each holder of shares of PRL capital stock is a resident of the State of California.

               3.32 Director and Officer Indemnification. The directors and officers of PRL are not entitled to indemnification by PRL, except to the extent that indemnification rights are provided for generally in the California Law or in the Current Employment Agreements; there are no pending claims for indemnification by any director or officer of PRL.

               3.33 Documents and Written Materials. Originals or true and complete copies of all documents or other written materials underlying items listed in the Schedules have been furnished or made available to Akorn in the form in which each of such documents is in effect, and will not be modified in any material respect prior to the Closing Date without Akorn's prior written consent. All agreements, contracts, instruments or documents furnished or made available to Akorn or AMI by PRL or any of the Shareholders (the "Furnished Documents") are identified on the Disclosure Schedule.
               3.34 Effectiveness of Representations and Warranties. All of the representations and warranties of PRL in this Agreement shall be true in all material respects on the Closing Date and shall be deemed to have been made again by PRL on and as of the Closing Date.

               3.35 Effectiveness of Representations and Warranties. All of the representations and warranties of the Shareholders in this Agreement shall be true in all material respects on the Closing Date and shall be deemed to have been made again by each Shareholder on and as of the Closing Date.


                                      SECTION 4
                       REPRESENTATIONS AND WARRANTIES OF AKORN

               Akorn represents and warrants to and agrees with PRL and the Shareholders as follows:

               4.1 Organization. Akorn and AMI are corporations duly organized, validly existing and in good standing under the laws of Louisiana and Illinois, respectively, and have all requisite corporate power and authority to own their properties and carry on their businesses as now being conducted.

               4.2 Capitalization. As of the date of this Agreement, the authorized capital stock of (a) Akorn consists of 20,000,000 shares of common stock, no par value, approximately 15,115,000 of which are validly issued and outstanding and approximately 36,000 of which are held as treasury shares and (b) AMI consists of 100,000 shares of common stock, no par value per share, 100 of which are validly issued and outstanding. Akorn holds of record all of the issued and outstanding shares of AMI capital stock. True and correct information as to all outstanding options and other rights to purchase shares of Akorn Stock and as to all current plans and agreements (the "Stock Purchase Plans") pursuant to which options and other rights to purchase shares of Akorn Stock (the "Purchase Rights") have been and may be issued is set forth in Notes I and J to the financial statements included in Akorn's Annual Report to Shareholders for its fiscal year ended June 30, 1995. Excepting the Purchase Rights, Akorn has no outstanding exchangeable or convertible securities or options or other rights to purchase shares of Akorn Stock.

               4.3 Authority; Enforceability. Each of Akorn and AMI has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Akorn and AMI and no other corporate proceedings on the part of Akorn or AMI are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by each of Akorn and AMI and constitutes a valid and binding obligation of each of Akorn and AMI, enforceable against them in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and subject to general principals of equity and public policy considerations.

               4.4 Consents and Approvals; Conflicts. No filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Akorn and AMI of this Agreement or the consummation by Akorn and AMI of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a material adverse effect on (a) the business, assets or financial condition of Akorn or AMI or (b) either Akorn's or AMI's ability to consummate any of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by Akorn and AMI, nor the consummation of the transactions contemplated hereby, will violate any of the provisions of the Articles of Incorporation or Bylaws of either Akorn or AMI; or conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any court order, consent decrees, note, bond, mortgage, indenture, deed of trust, or any license or agreement binding on either Akorn or AMI or to which either Akorn or AMI is subject or a party, or constitute a default thereunder, or result in the creation of any Encumbrance upon any of the assets or result in the creation of any Encumbrance upon any of the assets of Akorn or AMI, except for any such conflict, breach, termination, acceleration, default or Encumbrance which would not have a material adverse effect on (a) the business, assets or financial condition of Akorn or AMI or (b) either Akorn's or AMI's ability to consummate any of the transactions contemplated hereby.

               4.5 Akorn Stock. All shares of Akorn Stock which are to be issued pursuant to the Merger will be, when issued, duly authorized, validly issued, fully paid and nonassessable and free of any Encumbrances or preemptive rights.

               4.6  Akorn  Disclosure.   The  Akorn Disclosure Documents do
          not include any misstatement of any fact material to the assets, business, operations, financial condition and prospects of Akorn, taken as a whole, or omit to state such a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading. Akorn is current in the filing of all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

               4.7 Litigation. Akorn is not a party to any litigation excepting various products liability claims in which Akorn's defense has been undertaken by insurers and in which any liability of Akorn is not expected by Akorn to exceed insurance coverage limits.

               4.8 Effectiveness of Representations and Warranties. All of the representations and warranties of Akorn in this Agreement shall be true in all material respects on the Closing Date and shall be deemed to have been made again by Akorn on and as of the Closing Date.


                                      SECTION 5
                                PRE-CLOSING COVENANTS

               5.1 Access to Properties and Records. Until the Effective Time, PRL and the Shareholders shall allow Akorn and AMI and their authorized representatives full access, during normal business hours and on reasonable notice, to all of PRL's plants, properties, offices, vehicles, equipment, inventory and other assets, documents, files, books and records, in order to allow Akorn and AMI a full opportunity to make such investigation and inspection as they desire of PRL's business and assets. PRL and the Shareholders shall further use their best efforts to cause the employees, counsel and regular independent certified public accountants of PRL to be available upon reasonable notice to answer questions of Akorn's representatives concerning the business and affairs of PRL, and shall further use their best efforts to cause them to make available all relevant books and records in connection with such inspection and examination, including without limitation work papers for all audits and reviews of financial statements of PRL.

               5.2 Conduct of Business. From and after the date of this Agreement and until the Closing Date, PRL, on the one hand, and Akorn and AMI, on the other hand, shall conduct their respective businesses in the ordinary course and consistently with past practice, except as expressly required or otherwise permitted by this Agreement, and shall not take or permit any action which would cause any of their representations made in Section 3 and
          Section 4, respectively, not to be true and correct on the Closing Date.

               5.3 Employment Agreements. At the Closing, the following persons will execute and deliver to Akorn an employment agreement substantially in the form of the employment agreement drafted in such shareholder's name and attached hereto as Exhibit 5.3:
          Floyd Benjamin, Tom Yankoff and David Gencarella.

               5.4 Corporate Name. After the Effective time, the Surviving Corporation shall have the right to use the corporate name "Pasadena Research Laboratories, Inc." and any derivatives or combinations thereof and no Shareholder shall use or attempt to use such name or any derivative or combination thereof as the corporate name of a corporation, partnership or other entity, an assumed name, a trade name or in any other manner.

               5.5 Public Statements. Prior to the Effective Time, none of the parties to this Agreement shall, and each party shall use its best efforts so that none of its advisors, officers, directors or employees shall, except with the prior written consent of the other parties, publicize, announce or describe to any third person, except their respective advisors and employees, the execution or terms of this Agreement, the parties hereto or the transactions contemplated hereby, except as required by law or as required pursuant to this Agreement to obtain the consent of such third person; provided, in any case, that Akorn may make such disclosures and announcements as may be necessary or advisable under applicable securities laws.

               5.6 No Solicitation. The Shareholders and PRL will not, prior to the Effective Time or the termination of this Agreement pursuant to Section 8.1, (nor will they permit any of their affiliates or any of PRL's officers, directors or agents to) directly or indirectly solicit or participate or engage in or initiate any negotiations or discussions, or enter into or authorize any agreement or agreements in principle, or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or any significant part of PRL's business and properties or any of its capital stock whether by merger, purchase of assets, purchase of stock or otherwise. The Shareholders and PRL will notify Akorn promptly upon receipt of any inquiry, offer or other communication from any third party regarding any such activities.

               5.7 No stock splits or dividends. Akorn shall not declare or pay any dividend on or permit any reclassification or recapitalization with respect to shares of Akorn Stock, or the establishment of a record date for any of the foregoing, to occur during the period between the date of this Agreement and the Effective Time.

               5.8 Notification as to Representations. Akorn and AMI, on the one hand, and PRL and the Shareholders, on the other hand, will promptly disclose in writing to the other any information contained in its representations and warranties or on the Disclosure Schedule that, because of an event occurring after the date hereof, is incomplete or no longer correct. Such disclosure will be deemed to modify the representations and warranties of such party or the Disclosure Schedule, as the case may be.

               5.9 Akorn Disclosure Documents. Akorn will furnish to PRL and the Shareholders a copy of each quarterly report on Form 10-Q and any other report to or filing with the SEC made by Akorn containing information that is material to Akorn and that is filed prior to the Closing Date.


                                      SECTION 6
                                ADDITIONAL AGREEMENTS

               6.1 Legal Requirements to Merger. Subject to the conditions set forth in Section 7 and to the other terms and provisions of this Agreement, each of the parties to this Agreement agrees to take, or cause to be taken, all reasonable actions necessary to comply promptly with all legal requirements applicable to it with respect to the Merger and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them in connection with the Merger. Each of PRL, Akorn, AMI and the Shareholders will take all reasonable actions necessary to obtain, and will cooperate with each other in obtaining, any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private party, required to be obtained or made by it in connection with the Merger or the taking or any action contemplated by this Agreement.

               6.2 Further Assurances. After the Effective Time, the Shareholders, Akorn and AMI will, at the expense of Akorn or AMI, take all appropriate action and execute all documents, instruments or conveyances which may be reasonably necessary to carry out the provisions of this Agreement.

               6.3 Expenses. Except as otherwise provided herein, each party will pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

               6.4  Confidentiality.    Until   the   Effective   Time  and
          subsequent  to  the  termination  of  this Agreement pursuant  to
          Section 8.1, each of Akorn and AMI will keep confidential and will not disclose to any third party any information obtained by it from PRL or PRL's representatives in connection with this Agreement except (a) that information may be disclosed by Akorn and AMI to their advisors in connection with the negotiation of and the activities conducted pursuant to this Agreement, (b) to the extent that such information is or becomes generally available to the public through no act or omission of Akorn or AMI in violation of this Agreement and (c) to the extent permitted by Section 5.5.

               6.5 Termination of PRL Profit-Sharing and Retirement Plan. Akorn will cause PRL's Profit-Sharing and Retirement Plan (the "Plan") to be terminated by the Surviving Corporation in due course after the Closing Date, but no later than 30 days thereafter. Akorn will not cause the trustee or any member of the administrative committee of the Plan to be removed. To the extent permitted by law, the Surviving Corporation will amend the Plan to provide that all participants in such Plan as of the Closing Date will be 100% vested. The Surviving Corporation will also amend such Plan to comply with law, if necessary, and will request the Internal Revenue Service to approve the termination of the Plan. The employees of the Surviving Corporation will be entitled to participate in Akorn's defined contribution plan in accordance with and to the extent permitted by such plan's eligibility requirements and other terms and conditions. PRL employees who continue employment with the Surviving Corporation will be given credit in the Akorn defined contribution plan for hours of service with PRL to the extent PRL provides payroll or other records to support the stated hours of service.

               6.6  Piggy-Back Registration Rights.

                    6.6.1If  Akorn  shall  at  any  time prior to the third
          anniversary of the Closing Date propose an underwritten public offering of any shares of Akorn common stock to be offered and sold by Akorn exclusively for cash pursuant to a registration statement under the Securities Act of 1933 on Form S-1, S-2 or S-3 and not in connection with an acquisition or an employee benefit plan, Akorn shall give written notice to each of the Shareholders who is at such time a record holder of Conversion Shares. Upon the written request of any such Shareholder, received by Akorn no later than the tenth business day after the giving of such notice by Akorn, to register, on the same terms and conditions as the shares of Akorn common stock otherwise being sold pursuant to such registration, all of the Conversion Shares held by such Shareholder, Akorn will use its best reasonable efforts to cause such Conversion Shares (the "Registrable Shares") to be included in the securities to be covered by the registration statement proposed to be filed by Akorn. Notwithstanding the foregoing, Akorn shall not be obligated to include such Registrable Shares in such offering if Akorn is advised in writing by its managing underwriter or underwriters that the inclusion of the Registrable Shares in such offering would in its or their opinion adversely affect the marketing of the securities to be sold therein by Akorn or by John N. Kapoor or his affiliate pursuant to an agreement with respect to the registration of shares of Akorn Stock; provided, however, that Akorn shall in any case be obligated to include such number of amount of Registrable Shares in such offering as such managing underwriter or underwriters shall determine will not adversely affect such marketing; provided, further, that such number of Registrable Shares shall not be reduced unless the shares to be included in such offering for the account of any other shareholder (not including Akorn or John N. Kapoor or his affiliate) are also reduced on a pro rata basis. Akorn may at any time prior to the effectiveness of any such registration statement, in its sole discretion and without the consent of any Shareholder, abandon the offering to be made pursuant to such registration statement.

                    6.6.2Each Shareholder participating in any such public offering shall (i) pay the underwriting discounts and selling commissions applicable to the Conversion Shares sold by him in the offering and shall pay its pro-rata share of all filing fees and blue sky expenses, and (ii) enter into such agreements with Akorn and with the underwriters with respect to procedures to be followed in connection with the registration and the offer and sale of the securities, indemnification, the providing of information and other similar matters as Akorn or any underwriter may reasonably request and which are comparable to similar agreements, if any, with any other persons (not including Akorn) whose shares are included in the offering.

               6.7 Furnished Documents. Within ten days of the execution of this Agreement, PRL will furnish to Akorn and AMI the original or a copy of each of the Furnished Documents, except as otherwise agreed by Akorn or AMI.

               6.8 Tax Returns. AMI shall cause the accounting firm of Wright, Ford, Browning & Young to prepare tax returns for PRL with respect to the tax period beginning January 1, 1996 and ending as of the Effective Time (the "1996 Tax Returns").

               6.9 Personal Guarantees. Akorn, AMI and the Shareholders shall cooperate with each other in seeking to cause the release of the Shareholders from any guarantees by the Shareholders of debt and other contractual obligations of PRL (the "Guaranteed Obligations"), provided that the Guaranteed Obligations are identified as such, and the amount thereof disclosed, in the Disclosure Schedule and provided that each Guaranteed Obligation that is material to PRL is reflected in the Balance Sheet.

               6.10 Accumulated Adjustment Account Distribution. It is acknowledged and agreed that the accumulated adjustment account of PRL as of December 31, 1995, in the amount of approximately $27,000.00, will not be paid to the Shareholders. Any increase in the accumulated adjustment account of PRL during the period beginning January 1, 1996 and ending at the Effective Time (the "1996 AAA") shall be paid by AMI on or before the seventy-fifth day following the Effective Time. The 1996 AAA shall include the net profit of PRL that is attributable and taxable to the shareholders with respect to such period and shall reflect, without limitation, (a) the "CBL Expense" as described in the Disclosure Schedule, in the amount of $140,000, which was deducted by PRL for tax purposes in the income tax return filed by PRL with respect to the year ended December 31, 1995, but treated as an expense for financial statement purposes during the year beginning January 1, 1996 and (b) the compensation expense in the aggregate amount of $100,000 to be paid to Yankoff and Gencarella prior to the Effective Time, as disclosed in paragraph 12 of the Disclosure Schedule, and be treated as an expense for both tax and financial statement purposes during the year beginning January 1, 1996.

               6.11 Steris Rebate. It is understood and agreed that the rebate in the form of inventory received during calendar 1995 from Steris in an amount not exceeding $99,000.00 will be treated in the 1996 Tax Returns as a reduction of cost of goods sold and thereby increase taxable income of PRL by the same amount during the period beginning January 1, 1996 and ending at the Effective Time.

               6.12 Extent of Personal Liability. In the event that, after the Effective Time, any Shareholder is personally liable to Akorn or AMI for or with respect to a claim made by a party other than Akorn or AMI, which claim constitutes a breach by the Shareholder of any of its representations, warranties or agreements hereunder, such liability on the part of the Shareholder shall be reduced by the amount of any insurance proceeds paid to Akorn or AMI with respect thereto.

               6.13 Shareholder Indemnification. After the Effective Time, Akorn will indemnify and hold harmless each Shareholder from and against any claims made against him (other than claims made by any person who is or was a shareholder of PRL) by reason of the fact that, prior to the Effective Time, he was a shareholder or served as an officer or director of PRL; provided, however that no such indemnity shall be paid with respect to any such claim arising out of action or inaction by the Shareholder which constitutes, or the existence of which constitutes, a breach by any Shareholder of its representations, warranties or agreements hereunder.

               6.14 Termination of Shareholder's Agreement. At the Effective Time, by reason of the Merger, all rights and obligations under the Shareholder's Agreement entered between PRL and the Shareholders as referred to in the Disclosure Schedule shall automatically terminate.


                                      SECTION 7
                                      CONDITIONS

               7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or, where permissible, waiver by such party of the following conditions at or prior to the Effective Time:

                    7.1.1No  statute,  rule, regulation,  executive  order,
          decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity which prohibits or restricts the consummation of the Merger and no action, suit, claim or proceeding by a state or federal Governmental Entity before any court or other Governmental Entity shall have been commenced and be pending which seeks to prohibit or restrict the consummation of the Merger, other than actions, suits, claims and proceedings which, in the reasonable opinion of counsel to the parties hereto, are unlikely to result in an adverse judgment; provided, however, that before any determination is made to the effect that this condition has not been satisfied, PRL and Akorn shall each use all reasonable efforts and take such actions as may be reasonably necessary, at its own expense, to have such order, stay, judgment or decree lifted or dismissed and any such suit, action or proceeding dismissed or terminated.

                    7.1.2All filings with and notices to and all consents and waivers from all the Governmental Entities and third parties listed in the Disclosure Schedule under Sections 4.4 shall have been made, and all waiting periods thereunder with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

                    7.1.3Akorn and PRL shall have received an opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P. substantially to the effect that the Merger constitutes a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, that the Shareholders will recognize no gain or loss for federal income tax purposes with respect to the Conversion Shares received by them in connection with the Merger, and that no gain or loss for federal income tax purposes will be recognized by Akorn, AMI or PRL as a result of the Merger.

                    7.1.4It shall be a condition to the obligations of Akorn and AMI and each of Benjamin, Gencarella and Yankoff that Akorn and each such person shall have entered into an Employment Agreement in the form attached hereto as Exhibit 5.3.

                    7.1.5Akorn's Board of Directors shall have taken such action as is necessary to appoint Floyd Benjamin as a director of Akorn with a term expiring at the annual meeting of Akorn stockholders that next follows the Closing Date.

               7.2 Conditions to Obligations of Akorn and AMI. The obligations of Akorn and AMI to effect the Merger are subject to the satisfaction of the following conditions unless waived by Akorn and AMI:

                    7.2.1The representations and warranties of PRL and the Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and PRL and the Shareholders shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

                    7.2.2All consents and approvals of Governmental Entities or third parties necessary for consummation of the Merger by the parties shall have been obtained, other than those which, if not obtained, would not in Akorn's judgment have a material adverse effect on any party's ability to consummate any of the transactions contemplated hereby or on the business and properties of PRL. PRL shall have used its best efforts to obtain all necessary permits, authorizations, consents and approvals required by such Governmental Entities prior to the Closing Date.

                    7.2.3PRL shall have obtained the consent of Faulding Pharmaceutical Company ("Faulding") to assign to AMI all of PRL's rights under and interests in that certain contract entered between PRL and Faulding on January 5, 1996 providing for, among other things, sharing of profits on Faulding's distribution of certain of PRL's products.

                    7.2.4Akorn and AMI shall have received the opinion of Walsworth, Franklin, Bevins & McCall, counsel to PRL and, with respect to the matters set forth in such opinion, to the Shareholders, dated the Effective Time, which will be substantially to the effect that:

                         (a) PRL is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

                         (b) PRL has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action taken on the part of PRL.

                         (c) This Agreement has been duly executed and delivered by PRL and the Shareholders, and is a valid and binding obligation of each enforceable against each in accordance with its terms, except (i) as enforceability may be limited by any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights; (ii) such enforceability is subject to general principles of equity; and (iii) no opinion need be expressed regarding the enforcement of the choice of law provision of Section 9.5.

                         (d) The Merger has been approved by PRL Shareholders in accordance with the California Law and, assuming proper corporate action on the part of AMI and compliance with the Illinois Law, the Merger will be effective under the California Law upon proper filing of the Certificate of Merger in the State of California.

                         (e) To such counsel's knowledge, based upon review of PRL's Articles of Incorporation, Bylaws, corporate minute book and certificates representing PRL Stock, PRL's stock records and certificates of officers of PRL, as of the date hereof, the authorized capital stock of PRL consists of 100,000 shares of PRL Stock, 94.5 of which are validly issued and outstanding.

                         (f) Neither the execution and the delivery of this Agreement by PRL, nor the consummation of the transactions contemplated hereby, will (i) violate any of the provisions of the Articles of Incorporation or Bylaws of PRL; or (ii) to such counsel's knowledge, except as disclosed in an Exhibit or Schedule to or set forth in this Agreement, conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any court order, consent decree, note, bond, mortgage, indenture, deed of trust, or any license or agreement, or any other instrument or obligation binding on PRL or constitute a default thereunder, or result in the creation of any Encumbrance upon any of the assets of any of PRL.

                    As to any matter in such opinion which involves matters of fact or matters relating to laws other than United States federal, or California law, such counsel may rely, without independent investigation, upon the certificates of officers and directors of PRL and of public officials, reasonably acceptable to Akorn. Such counsel need not render any opinion with respect to any federal or state securities laws.

                    7.2.5Akorn and AMI shall have had a full opportunity to conduct inspections of the operating assets and books and records of PRL.

                    7.2.6PRL shall have provided Akorn certified copies  of
          its Articles of Incorporation and Bylaws and certificates of existence, good standing and qualification to do business as a foreign corporation, certified by the appropriate state authorities in PRL's state of incorporation.

                    7.2.7Akorn shall have received a certificate of a duly authorized officer of PRL, dated the Closing Date, certifying as to the incumbency of any person executing this Agreement or any certificate or other document delivered in connection with this Agreement and certifying as to such other matter as Akorn or AMI shall reasonably request.

                    7.2.8Akorn will be reasonably satisfied, and shall receive a certificate of each of the Shareholders and of the chief executive officer of PRL that the condition specified in
          Section 7.2.1 has been fulfilled.

                    7.2.9Akorn will be reasonably satisfied that the Merger will be treated as a pooling of interests for financial reporting purposes.

                    7.2.10After completing its due diligence review, Akorn shall be satisfied that (a) the net sales of PRL for the 12-month period ended March 31, 1996 is not less than the net sales of PRL for the 12-month period ended December 31, 1995, as shown in the PRL Financial Statements; and (b) total shareholders' equity of PRL as of March 31, 1996 is not less than total shareholders' equity of PRL as of December 31, 1995, as shown in the PRL Financial Statements.

                    7.2.11Any and all changes made to the Disclosure Schedule or to the representations and warranties of PRL and the Shareholders as a result of any disclosures made by them under
          Section 5.8 shall be satisfactory in all respects to Akorn and AMI.
                    7.2.12The Shareholder Notes of Yankoff and Gencarella disclosed in paragraph 12 of the Disclosure Schedule shall have been repaid in full.

               7.3 Conditions to Obligations of PRL and Shareholders. The obligations of PRL and the Shareholders to effect the Merger are subject to the satisfaction for the following conditions, unless waived by PRL and all of the Shareholders:

                    7.3.1The representations and warranties of Akorn and AMI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Akorn and AMI shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

                    7.3.2All consents and approvals of Governmental Entities or third parties necessary for consummation of the Merger by the parties, shall have been obtained, other than those which, if not obtained, would not have a material adverse effect on any party's ability to consummate any of the transactions contemplated hereby. Akorn shall have used its best efforts to obtain all necessary permits, authorizations, consents and approvals required by such Governmental Entities prior to the Closing Date.

                    7.3.3PRL and the Shareholders shall have received the opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P., counsel to Akorn and AMI, dated the Effective Time, in form reasonably satisfactory to PRL and the Shareholders, substantially to the effect that:

                         (a) Akorn is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. AMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois.

                         (b) Akorn and AMI each has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action taken on the part of Akorn and AMI, respectively.

                         (c) This Agreement has been duly executed and delivered by each of Akorn and AMI and is a valid and binding obligation of Akorn and AMI enforceable against each of Akorn and AMI in accordance with its terms, except (i) as enforceability may be limited by any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights; (ii) as such enforceability is subject to general principles of equity; and
          (iii) no opinion need be expressed regarding the enforcement of the choice of law provision of 9.5.

                         (d) The Merger has been approved by Akorn (as shareholder of AMI) in accordance with the Illinois Law and, assuming the proper corporate action on the part of PRL and compliance with the California Law, the Merger will be effective under the Illinois Law upon proper filing of the Certificate of Merger in the State of Illinois.

                         (e) The shares of Akorn Stock to be issued in connection with the transactions contemplated by this Agreement are duly authorized and reserved for issuance and, when issued as contemplated by this Agreement, will be validly issued, fully paid and nonassessable.

                         (f) Neither the execution and delivery of this Agreement by Akorn and by AMI, nor the consummation of the transactions contemplated hereby, will violate any of the provisions of the Articles of Incorporation or Bylaws of Akorn or AMI.

          As to any matter in such opinion which involves matters of fact or matters relating to laws other than United States federal or Louisiana law, such counsel may rely, without independent investigation, upon the certificates of officers and directors of Akorn and AMI and of public officials, reasonably acceptable to PRL. Such counsel need not render any opinion with respect to federal or state securities laws.

                    7.3.4PRL and the Shareholders  shall  have  received  a
          certificate of a duly authorized officer of Akorn and AMI, dated the Closing Date, and certifying as to the incumbency of any person executing this Agreement or any certificate or other document delivered in connection with this Agreement and certifying such other matters as PRL or the Shareholders shall reasonably request.

                    7.3.5PRL and the Shareholders shall be reasonably satisfied, and shall have received a certificate of the chief executive officer of Akorn, that the conditions specified in
          Section 7.3.1 have been fulfilled.

                    7.3.6Any and all changes made to the representations and warranties of Akorn and AMI as a result of any disclosures made by them under Section 5.8 shall be satisfactory in all respects to PRL and the Shareholders.


                                      SECTION 8
                              TERMINATION AND AMENDMENT

               8.1  Termination.   This Agreement may be terminated and the
          Merger may be abandoned at any time prior to the Effective Time:

                    8.1.1by mutual consent of Akorn and PRL;

                    8.1.2by Akorn or PRL, if (a) there shall have been a material breach of any representation, warranty, covenant or agreement on the part of PRL or the Shareholders or on the part of Akorn or AMI, as the case maybe, which breach shall not have been cured prior to the earlier of (i) 10 days following notice of such breach and (ii) the Closing Date; or (b) any permanent injunction or other order of a court or other competent Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable; or

                    8.1.3by Akorn, PRL or any Shareholder if the Merger shall not have been consummated on or before June 30, 1996; provided, that the right to terminate this Agreement under this
          Section 8.1.3 shall not be available to any party whose breach of its representations and warranties in this Agreement or whose failure to perform any of its covenants and agreements under this Agreement has resulted in the failure of the Merger to occur on or before such date.

               8.2 Effect of Termination. In the event of a termination of this Agreement by either PRL or Akorn as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation under any provisions hereof on the part of Akorn, AMI or PRL or their respective officers, directors or stockholders, except (a) pursuant to the covenants and agreements contained in Section 6.3 and Section 6.4 and this
          Section 8.2 and (b) to the extent that such termination results from the willful material breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case the non-breaching party shall have a right to recover its damages caused thereby.

               8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

               8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, in their respective sole discretion and to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by or on behalf of such party.


                                      SECTION 9
                                    MISCELLANEOUS

               9.1 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement (or in any Exhibit or Schedule hereto) or in any instrument delivered pursuant to this Agreement shall survive the Closing and shall not be limited or affected by any investigation by or on behalf of any party hereto.

               9.2 Notices. All notices hereunder must be in writing and shall be deemed to have given upon receipt of delivery by: (a) personal delivery to the designated individual, (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) facsimile transmission with confirmation of receipt. All such notices must be addressed as follows or such other address as to which any party hereto may have notified the other in writing:

               If to Akorn or AMI, to:

               100 Akorn Drive
               Abita Springs, Louisiana  70420
               Attention:  Mr. Barry D. LeBlanc, President
               Facsimile transmission No. 504-893-1257

               with a copy to:

               Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P. 201 St. Charles Avenue
               New Orleans, Louisiana  70170-5100
               Attention:  Mr. Carl C. Hanemann
               Facsimile transmission No. 504-582-8012

               if to PRL, to:

               942 Calle Negocio
               Suite 150
               San Clemente, CA  92673
               Attention:  Mr. Floyd Benjamin
               Facsimile transmission No. 714-498-3613

               or if to the Shareholders, to:

               Floyd Benjamin
               8 Greystone Way
               Laguna Miguel, CA  92677
               Facsimile transmission No. 714-498-3613

               Tom Yankoff
               31181 Casa Grande
               San Juan Capistrano, CA  92675
               Facsimile transmission No. 714-498-3613

               David Gencarella
               P. O. Box 4308
               San Clemente, CA  92674
               Facsimile transmission No. 714-498-3613
               in each case, with a copy to:

               Walsworth, Franklin, Bevins & McCall
               1 City Boulevard West
               Suite 308
               Orange, California  92668-3604
               Attention:  Mr. Wayne Allen
               Facsimile Transmission No. 714-634-0686

               9.3 Headings; Gender. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

               9.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

               9.5  Governing  Law.   Except  for  issues  related  to  the
          effectiveness of the Merger, which shall be governed by the Illinois Law, this Agreement shall be governed and construed in accordance with the laws of the State of Louisiana, without regard to any applicable principles of conflicts of law.

               9.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that AMI may assign any or all of AMI's rights, interests and obligations hereunder to Akorn or to any wholly owned subsidiary of Akorn. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

               9.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, and in any case such term or provision shall be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.

               9.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

               9.9 Exhibits and Schedules; Section Numbers. All exhibits and schedules to this Agreement are an integral part of this Agreement. All schedules attached to this Agreement are initialed by the presidents of Akorn and PRL. Any schedule not attached to this Agreement upon the execution hereof by the parties will be initialed by the president of PRL and delivered by PRL to Akorn promptly after the date hereof. If such schedule is reasonably satisfactory to Akorn, the president of Akorn will initial such schedule and deliver it to the other parties for attachment hereto. If such schedule is not reasonably satisfactory to Akorn, a material breach of an agreement on the part of PRL shall be deemed to exist for purposes of Section 8.1.2.

               IN WITNESS WHEREOF, Akorn, AMI and PRL and the Shareholders have caused this Agreement to be signed themselves or by their respective duly authorized officers as of the date first written above.

          PASADENA RESEARCH LABORATORIES, INC.    AKORN, INC.


          By:                                                           By:

          Name:Floyd Benjamin                Name:Barry D. LeBlanc
          Title:President                    Title:President

          SHAREHOLDERS:                      AKORN MANUFACTURING, INC.

          THE BENJAMIN FAMILY TRUST

          By:                                                           By:

               Floyd Benjamin, Co-TrusteeName:Eric M. Wingerter
                                        Title:Secretary and Treasurer

          THE YANKOFF REVOCABLE LIVING TRUST

          By:
               Tom Yankoff, Co-Trustee

          THE GENCARELLA REVOCABLE LIVING TRUST

          By:
               David Gencarella, Co-Trustee


                                        - 1 -

                              CERTIFICATE OF SECRETARIES

               I hereby certify that I am the duly elected Assistant Secretary of Akorn Manufacturing, Inc., an Illinois corporation, presently serving in such capacity, and that the foregoing Agreement was, in the manner required by law, duly approved, without alteration or amendment, by the holder of all of the shares of capital stock of such corporation having voting rights with respect thereto, such number of shares having more than the minimum number of votes necessary to adopt such Agreement.

          Dated:____________, 1996.
          ___________________________________
          Stacey W. Goff, Assistant Secretary


               I hereby certify that I am the duly elected Secretary of Pasadena Research Laboratories, Inc., a California corporation, presently serving in such capacity, and that the foregoing
          Agreement was, in the manner required by law, duly approved, without alteration or amendment, by the holders of 100% of the outstanding shares of capital stock of such corporation having voting rights with respect thereto, such shares having more than the minimum number of votes necessary to adopt such Agreement.

          Dated:____________, 1996.
          ___________________________________
          Tom Yankoff, Secretary


                              EXECUTION BY CORPORATIONS

               Pursuant to the Illinois Business Corporation Act and the California Business Corporation Act, the foregoing Agreement is hereby executed by the undersigned corporations, each acting through their respective officers, this _____ day of ____________, 1996.

                                        AKORN MANUFACTURING, INC.

                                        By:  ______________________________
                                             Eric M. Wingerter
                                             Secretary and Treasurer

                                        PASADENA RESEARCH LABORATORIES, INC.


                                        By:  ______________________________
                                             Floyd Benjamin, President


                                   ACKNOWLEDGEMENT

          STATE OF LOUISIANA
          PARISH OF ORLEANS


               BEFORE ME, the undersigned authority, personally came and appeared Eric M. Wingerter, who, being duly sworn, declared and acknowledged before me to be the Secretary and Treasurer of Akorn Manufacturing, Inc., an Illinois corporation, and that in such capacity he was duly authorized to and did execute the foregoing Agreement on behalf of such corporation, for the purposes therein expressed, and as his and such corporation's free act and deed.


          ___________________________________
                 Eric M. Wingerter

          Sworn to and subscribed before me
          this _____ day of ____________, 1996.


          ___________________________________
          Notary Public

                                   ACKNOWLEDGEMENT

          STATE OF CALIFORNIA
          COUNTY OF __________

               BEFORE ME, the undersigned authority, personally came and appeared Floyd Benjamin, who, being duly sworn, declared and acknowledged before me to be the President of Pasadena Research Laboratories, Inc., a California corporation, and that in such capacity he was duly authorized to and did execute the foregoing Agreement on behalf of such corporation, for the purposes therein expressed, and as his and such corporation's free act and deed.


          ___________________________________
                   Floyd Benjamin

          Sworn to and subscribed before me
          this _____ day of ____________, 1996.


          ___________________________________
          Notary Public